SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EARL SCHEIB

          GABELLI FUNDS, LLC
               THE GABELLI ASSET FUND
                                 3/16/99            2,500             5.6750
               THE GABELLI CAPITAL ASSET FUND
                                 3/10/99            5,000             6.3000
          GAMCO INVESTORS, INC.
                                 3/31/99            6,500             5.7308
                                 3/30/99            3,500             5.5196
                                 3/29/99            3,500             5.5000
                                 3/26/99            1,000-             *DO
                                 3/26/99            2,000             5.3750
                                 3/22/99            4,000             5.5000
                                 3/19/99            2,600             5.6250
                                 3/18/99            2,100             5.6250
                                 3/17/99            2,300             5.6250
                                 3/04/99            2,500             5.7000
          GABELLI ADVISERS
                                 4/01/99           10,000             5.5625















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.